UNION PLANTERS CORPORATION

SUPPLEMENTAL INFORMATION

March 31, 2002

(Unaudited)

(Dollars in thousands, except for per share data)

Short-term borrowings include:	Period-End	Average Balance
	Balance	Three Months Ended
	March 31, 2002	March 31, 2002
Federal funds purchased	$ 334,685	$ 673,426
Securities sold under agreement to repurchase	1,319,610	1,419,126
Short-term Federal Home Loan Bank advances	0	57,778
Other short-term debt	2,416	2,344
Total short-term borrowings	$1,656,711	$2,152,674

Long-term borrowings include:	Period-End	Average Balance
	Balance	Three Months Ended

March 31, 2002

		March 31, 2002
Long-term Federal Home Loan Bank advances	$1,460,856	$1,461,060
Subordinated notes	974,039	974,037
Trust preferred securities (TRuPs)	199,124	199,120
Asset back certificates	100,000	100,000
Other long-term debt	686	1,210
Total long-term borrowings	$2,734,705	$2,735,427

Parent company equity in subsidiaries	$3,488,422

Full-time equivalent employees	11,608
Bank branches	762
ATM locations	961

High stock price	$48.58
Low stock price	$43.99
Common tangible book value (a)	$16.81

(a) Calculated deducting goodwill and all intangibles except mortgage servicing rights